Exhibit 99.1

Career Education Corporation Reports Solid Revenue and Net Income Growth
                for 2005 Fourth Quarter and Full Year;
  Board Authorizes Repurchase of Up to $300 Million of Company Shares

    HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--Feb. 15, 2006--Career Education Corporation (NASDAQ:CECO) today reported revenue of $529.2 million for the quarter ended December 31, 2005, an 8 percent increase from revenue for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $70.3 million, an increase of 12 percent from net income for the fourth quarter of 2004. The company also announced that its Board of Directors has approved the repurchase of up to $300 million of the outstanding shares of the company's common stock.
    "Our earnings growth and cash flow continue to be significant, driven by the worldwide demand for high-quality career education," said John Larson, Chairman and Chief Executive Officer of Career Education Corporation. "Our track record of growth and innovation, coupled with our commitment to outstanding service delivery, has positioned us well, and we remain confident in our strategic direction."

    RESULTS OF OPERATIONS

    Three Months Ended December 31, 2005

    -- Consolidated revenue increased 8 percent to $529.2 million during the fourth quarter of 2005, from $491.1 million during the fourth quarter of 2004. The increase is primarily attributable to an approximate 8 percent increase in student population from October 31, 2004, to October 31, 2005.

    -- Consolidated income from operations increased 7 percent to $104.7 million during the fourth quarter of 2005, from $98.2 million during the fourth quarter of 2004. Operating profit margin percentage was 19.8 percent during the fourth quarter of 2005, a decrease of 20 basis points from 20.0 percent during the fourth quarter of 2004.

    -- Consolidated net income was $70.3 million, or $0.70 per diluted share, during the fourth quarter of 2005, an increase of 12 percent from $62.9 million, or $0.60 per diluted share, during the fourth quarter of 2004.

    Twelve Months Ended December 31, 2005

    -- Consolidated revenue increased 18 percent to $2.035 billion during 2005, from $1.729 billion during 2004.

    -- Income from operations increased 27 percent to $369.1 million during 2005, from $291.6 million during 2004. Operating profit margin percentage for 2005 was 18.1 percent, an increase of 120 basis points from 16.9 percent for 2004.

    -- The company reduced its effective income tax rate from 39.25 percent in 2004 to 37.40 percent in 2005. The change was effected during the third quarter and fourth quarter of 2005. Specifically, we reduced our year-to-date effective tax rate from 39.25 percent to 38.25 percent during the third quarter of 2005 and from 38.25 percent to 37.40 percent during the fourth quarter of 2005. The decrease in our effective tax rate is attributable to the impact of various tax planning strategies and favorable changes in the proportionate distribution of our total pretax income among the tax jurisdictions in which we operate. The reduction of our effective income tax rate from 39.25 percent to 37.40 percent increased 2005 net income per diluted share by approximately $0.07, and our fourth quarter 2005 reduction of our effective income tax rate from 38.25 to 37.40 percent increased fourth quarter 2005 net income per diluted share by approximately $0.03.

    -- Consolidated net income was $233.9 million, or $2.26 per diluted share, during 2005, a 30 percent increase from $179.6 million, or $1.71 per diluted share, during 2004.

    CASH FLOWS AND FINANCIAL POSITION

    Cash Flows

    -- Net cash provided by operating activities was $378.2 million during 2005, compared to net cash provided by operating activities of $376.2 million during 2004.

    -- Capital expenditures decreased to $125.6 million during 2005, from $142.8 million during 2004. Capital expenditures represented approximately 6.2 percent of consolidated revenue in 2005 versus 8.3 percent of consolidated revenue in 2004.

    Financial Position

    -- As of December 31, 2005 and 2004, cash and cash equivalents and investments totaled $404.4 million and $349.5 million, respectively.

    -- Net student receivables as of December 31, 2005, were $76.4 million, an 11 percent decrease from $86.0 million as of December 31, 2004. Allowance for doubtful accounts as a percentage of gross student receivables as of December 31, 2005, decreased to 37.0 percent, from 41.6 percent as of December 31, 2004.

    -- Quarterly days sales outstanding ("DSO") were 14 days as of December 31, 2005, a 3-day decrease from DSO as of December 31, 2004, of 17 days. DSO is calculated by dividing the sum of net student receivables and net other receivables by average daily revenue for the quarter. Average daily revenue for the quarter is computed by dividing total revenue by the total number of days in the quarter.

    ADDITIONAL STOCK REPURCHASE AUTHORIZATION

    In January 2006, Career Education Corporation's Board of Directors authorized the use of an additional $200 million for the repurchase of shares of our outstanding common stock. This authorization is in addition to the approximately $100 million still available under CEC's $300 million stock repurchase program authorization in July 2005. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.
    Since inception of the program in July 2005, the company has repurchased approximately 5.3 million shares of its common stock for approximately $200 million at an average price of approximately $37.97 per share. Stock repurchases during 2005 reduced 2005 diluted weighted average shares outstanding and fourth quarter 2005 diluted weighted average shares outstanding by approximately 2.0 million shares and 5.3 million shares, respectively, and increased 2005 net income per diluted share and fourth quarter 2005 net income per diluted share by approximately $0.03 and $0.02, respectively. The effect of the share repurchases on net income per diluted share was estimated based on the aforementioned reduction in diluted weighted average shares outstanding and estimated interest income forgone.

    POPULATION AND NEW STUDENT START DATA

    CEC total student population and new student start data include the results of both the Online Educational Group ("OEG") segment and the Colleges, Schools, and University ("CSU") segment.

    Student Population

    -- CEC total student population as of January 31, 2005, was approximately 104,200, representing a 3 percent increase from total student population as of January 31, 2004, of approximately 101,500.

    -- OEG student population as of January 31, 2005, was approximately 32,700, representing a 31 percent increase from OEG student population as of January 31, 2004, of approximately 24,900.

    New Student Starts

    -- New student starts during the fourth quarter of 2005, including the results of both our OEG and CSU segments, were approximately 28,200, compared to new student starts during the fourth quarter of 2004 of approximately 28,600.

    INNOVATIONS

    Innovations during the fourth quarter of 2005 included the advancement of Career Education's hybrid learning model, which capitalizes on the company's strong online technology platform and allows on-ground students to take a portion of their coursework at their physical facility and a portion online. This model will be introduced during the first quarter of 2006.
    "Our priority will always be customer-focused innovation that provides real value for our students and ultimately increases value for our shareholders," said Larson. "By understanding our diverse group of students and their needs, we can successfully target our strategies and ensure that we maximize our investment in innovation and service."

    BUSINESS OUTLOOK

    Following is guidance with respect to 2006 financial performance. While we may make acquisitions or divestitures, none are contemplated by these forward-looking statements.

    Full Year 2006

    -- We expect our consolidated 2006 revenue to increase approximately 10 percent from consolidated 2005 revenue.

    -- We expect our consolidated 2006 net income per diluted share, excluding the effect of non-cash stock incentive compensation expense, to increase approximately 10 - 12 percent from consolidated 2005 net income per diluted share.

    -- We expect 2006 non-cash stock incentive compensation expense to be approximately $17.0 to $18.0 million, although actual expense may vary from this estimate based on, among other things, the timing, volume, and value of future stock incentive awards.

    CONFERENCE CALL INFORMATION

    Career Education Corporation will host a conference call today, February 15th, at 5:00 p.m. (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 617-224-4324 (international) or (800) 573-4752 (domestic) and citing code 10605879. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 69012616.

    Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines. CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.
    The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC. The on-ground campuses are located throughout the U.S. and in Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral degree, master's degree, bachelor's degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.
    The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online. The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

    Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and "Innovations," statements identified by words such as "anticipate," "believe," "plan," "expect," "intend," "project," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
         For the Three Months Ended December 31, 2005 and 2004
         (In thousands, except per share data and percentages)


                                            % of                % of
                                  2005    Revenue     2004    Revenue
                                --------- --------  --------- --------

Revenue:
  Tuition and registration fees $506,115     95.6%  $461,837     94.1%
  Other                           23,059      4.4%    29,234      6.0%
                                ---------           ---------
    Total revenue                529,174    100.0%   491,071    100.0%
                                ---------           ---------

Operating expenses:
  Educational services and
   facilities                    164,069     31.0%   146,642     29.9%
  General and administrative     239,630     45.3%   229,577     46.8%
  Depreciation and amortization   20,787      3.9%    16,627      3.4%
                                ---------           ---------
    Total operating expenses     424,486     80.2%   392,846     80.0%
                                ---------           ---------

Income from operations           104,688     19.8%    98,225     20.0%

Other income (expense):
  Interest income                  4,090      0.8%     1,411      0.3%
  Interest expense                  (642)    -0.2%      (735)    -0.2%
  Share of affiliate earnings      1,397      0.3%     1,449      0.3%
  Miscellaneous income (expense)    (452)    -0.1%       (94)     0.0%
                                ---------           ---------
    Total other income             4,393      0.8%     2,031      0.4%
                                ---------           ---------

Income before provision for
 income taxes                    109,081     20.6%   100,256     20.4%

Provision for income taxes        38,465      7.3%    37,395      7.6%
                                ---------           ---------

Income from continuing
 operations                       70,616     13.3%    62,861     12.8%

Loss from discontinued
 operations                         (358)     0.0%         -      0.0%
                                ---------           ---------

Net income                       $70,258     13.3%   $62,861     12.8%
                                =========           =========


======================================================================

Income per share - Diluted
  Income from continuing
   operations                     $0.704              $0.599
  Loss from discontinued
   operations                    $(0.004)                  -
                                ---------           ---------
    Net income                    $0.701              $0.599
                                =========           =========

Diluted weighted average
 shares outstanding              100,246             104,946

======================================================================


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
             For the Year Ended December 31, 2005 and 2004
         (In thousands, except per share data and percentages)



                                          % of                  % of
                                2005    Revenue      2004     Revenue
                            ----------- --------  ----------- --------

Revenue:
  Tuition and
   registration fees        $1,939,159     95.3%  $1,608,450     93.0%
  Other                         95,396      4.7%     120,082      7.0%
                            -----------           -----------
    Total revenue            2,034,555    100.0%   1,728,532    100.0%
                            -----------           -----------

Operating expenses:
  Educational services and
   facilities                  628,665     30.9%     557,144     32.2%
  General and administrative   958,098     47.1%     822,358     47.6%
  Depreciation and
   amortization                 78,720      3.9%      57,469      3.3%
                            -----------           -----------
    Total operating
     expenses                1,665,483     81.9%   1,436,971     83.1%
                            -----------           -----------

Income from operations         369,072     18.1%     291,561     16.9%

Other income (expense):
  Interest income               11,967      0.6%       2,952      0.2%
  Interest expense              (1,841)    -0.1%      (2,802)    -0.2%
  Share of affiliate
   earnings                      5,067      0.3%       4,248      0.3%
  Miscellaneous expense           (982)    -0.1%        (290)     0.0%
                            -----------           -----------
    Total other income          14,211      0.7%       4,108      0.2%
                            -----------           -----------

Income before provision for
 income taxes                  383,283     18.8%     295,669     17.1%

Provision for income taxes     143,347      7.0%     116,050      6.7%
                            -----------           -----------

Income from continuing
 operations                    239,936     11.8%     179,619     10.4%

Loss from discontinued
 operations                     (6,058)    -0.3%           -      0.0%
                            -----------           -----------

Net income                    $233,878     11.5%    $179,619     10.4%
                            ===========           ===========


======================================================================

Income per share - Diluted
  Income from continuing
   operations                   $2.321                $1.711
  Loss from discontinued
   operations                  $(0.059)                    -
                            -----------           -----------
    Net income                  $2.262                $1.711
                            ===========           ===========

Diluted weighted average
 shares outstanding            103,383               105,004

======================================================================


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                As of December 31,
                                            --------------------------
                                                2005          2004
                                            ------------  ------------

                    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                    $132,308      $349,458
  Investments                                   272,093             -
                                            ------------  ------------
     Total cash and cash equivalents and
      investments                              $404,401      $349,458
  Receivables:
      Students, net of allowance for
       doubtful accounts of $44,839 and
       $61,136 as of December 31, 2005,
       and December 31, 2004, respectively       76,447        85,982
      Other, net                                  5,015         5,378
  Prepaid expenses                               37,412        29,649
  Inventories                                    14,090        17,347
  Deferred income tax assets                     10,122        18,806
  Other current assets                           31,067         5,980
                                            ------------  ------------
      Total current assets                      578,554       512,600
                                            ------------  ------------
PROPERTY AND EQUIPMENT, net                     411,144       351,140
GOODWILL                                        443,584       448,896
INTANGIBLE ASSETS, net                           35,286        35,881
OTHER ASSETS                                     37,537        38,495
                                            ------------  ------------
TOTAL ASSETS                                 $1,506,105    $1,387,012
                                            ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt             $627        $2,274
  Accounts payable                               28,627        38,263
  Accrued expenses:
      Payroll and related benefits               39,471        38,193
      Income taxes                               23,509         4,663
      Other                                      82,513        70,520
  Deferred tuition revenue                      152,007       166,743
                                            ------------  ------------
      Total current liabilities                 326,754       320,656
                                            ------------  ------------

LONG-TERM  LIABILITIES:
  Long-term debt, net of current maturities      16,358        21,591
  Deferred rent obligations                      89,680        15,293
  Deferred income tax liabilities                31,212        39,972
  Other                                           5,854         4,669
                                            ------------  ------------
      Total long-term liabilities               143,104        81,525
                                            ------------  ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock                                   $1,033        $1,025
  Additional paid-in capital                    591,287       571,192
  Accumulated other comprehensive income          1,989         4,396
  Retained earnings                             642,096       408,218
  Cost of shares in treasury                   (200,158)            -
                                            ------------  ------------
      Total stockholders' equity              1,036,247       984,831
                                            ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,506,105    $1,387,012
                                            ============  ============


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                       For the Three Months       For the Year ended
                        ended December 31,           December 31,
                      -----------------------  -----------------------
                         2005        2004         2005        2004
                      ----------- -----------  ----------- -----------


CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net Income              $70,258     $62,861     $233,878    $179,619
 Adjustments to
  reconcile net income
  to income from
  continuing
  operations:
   Loss from
    discontinued
    operations               358           -        6,058           -
                      ----------- -----------  ----------- -----------
 Income from
  continuing
  operations              70,616      62,861      239,936     179,619
                      ----------- -----------  ----------- -----------
 Adjustments to
  reconcile income
  from continuing
  operations to net
  cash provided by
  operating
  activities:
    Depreciation and
     amortization         20,787      16,627       78,720      57,469
    Deferred income
     taxes                    22       7,439           22       7,439
    Loss on
     disposition of
     property and
     equipment               671         186        1,243         602
    Tax benefit
     associated with
     option exercises        442         389        5,268      43,105
    Other                    219         214          812         821
    Changes in
     operating assets
     and liabilities,
     net of
     acquisitions         (3,662)     28,295       52,224      87,099
                      ----------- -----------  ----------- -----------
       Net cash
        provided by
        operating
        activities        89,095     116,011      378,225     376,154
                      ----------- -----------  ----------- -----------

CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Business dispositions/
  acquisitions, net of
  cash                      (111)        501       (1,019)        (17)
 Acquisition
  transaction costs            -         342            -         (26)
 Purchases of property
  and equipment          (26,394)    (48,779)    (125,626)   (142,781)
 Purchases of
  investments in
  available-for-sale
  securities            (490,013)          -   (1,190,649)          -
 Sales and maturities
  of investments in
  available-for-sale
  securities             471,504           -      918,528           -
 Other                      (465)      1,119         (771)      1,054
                      ----------- -----------  ----------- -----------
       Net cash used
        in investing
        activities       (45,479)    (46,817)    (399,537)   (141,770)
                      ----------- -----------  ----------- -----------

CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Purchases of treasury
  stock                        -           -     (200,158)          -
 Issuance of common
  stock                    2,798       2,260       14,801      31,528
 Net proceeds from
  (payments of)
  revolving loans           (417)     (2,844)      (2,477)    (78,963)
 Net payments of
  capital lease
  obligations and
  other long-term
  debt                    (2,547)      1,870       (1,869)     (3,476)
 Other                         -          (4)           -          (4)
                      ----------- -----------  ----------- -----------
       Net cash
        provided by
        (used in)
        financing
        activities          (166)      1,282     (189,703)    (50,915)
                      ----------- -----------  ----------- -----------

EFFECT OF FOREIGN
 CURRENCY EXCHANGE
 RATE CHANGES ON
 CASH AND CASH
 EQUIVALENTS              (1,383)      4,437       (6,135)      4,754
                      ----------- -----------  ----------- -----------

NET INCREASE IN CASH
 AND CASH EQUIVALENTS     42,067      74,913     (217,150)    188,223
CASH AND CASH
 EQUIVALENTS,
 beginning of year        90,241     274,545      349,458     161,235
                      ----------- -----------  ----------- -----------
CASH AND CASH
 EQUIVALENTS, end of
 year                   $132,308    $349,458     $132,308    $349,458
                      =========== ===========  =========== ===========


                     CAREER EDUCATION CORPORATION
                     SELECTED SEGMENT INFORMATION
                        (Dollars in thousands)



                         For the Three Months     For the Year Ended
                          Ended December 31,         December 31,
                         --------------------- -----------------------
                            2005       2004        2005        2004
                         ---------- ---------- ----------- -----------

Revenue
   CSU (1)                $360,006   $372,865  $1,368,431  $1,337,068
   OEG (2)                 169,153    118,206     666,109     391,464
   Corporate & other (3)        15          -          15           -

Segment profit (4)
   CSU                     $57,097    $63,809    $173,442    $175,269
   OEG                      61,500     41,625     262,718     158,815
   Corporate and other     (12,512)    (5,760)    (62,021)    (38,275)

Segment profit percentage
   CSU                        15.9%      17.1%       12.7%       13.1%
   OEG                        36.4%      35.2%       39.4%       40.6%



(1) The Colleges, Schools, and Universities ("CSU") segment represents an aggregation of our campus-based operating divisions.
(2) The Online Education Group ("OEG") segment represents an aggregation of our online schools.
(3) Corporate & other revenue represents advertising revenue realized by our New Initiatives Group.
(4) Segment profit equals the sum of income from operations and share of affiliate earnings.


                     CAREER EDUCATION CORPORATION
        SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION
                        (Dollars in thousands)


DAYS SALES OUTSTANDING

                                   December 31,
                                -------------------
                                  2005      2004
                                --------- ---------


Total revenue during the
 quarter ended                  $529,174  $491,071
Number of days in the
 quarter ended                        92        92
Total revenue per day             $5,752    $5,338
Receivables, net                 $81,462   $91,360
  Days sales outstanding              14        17



ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

                                   December 31,
                                -------------------
                                  2005      2004
                                --------- ---------


Allowance for doubtful accounts  $44,839   $61,136
Gross student receivables       $121,286  $147,118
  Allowance as a percentage of
   student receivables             37.0%     41.6%



STUDENT RECEIVABLES VALUATION ALLOWANCE

                                 Balance,
                                Beginning  Charges  Amounts   Balance,
                                   of        to     Written-   End of
                                  Year     Expense    Off       Year
                                --------- --------- --------- --------

For the year ended December
 31, 2005                        $61,136   $80,348  $(96,645)  44,839

For the year ended December
 31, 2004                         47,467   105,676   (92,007)  61,136


    CONTACT: Career Education Corporation
             Karen M. King (Investors), 847-585-3899
             or
             Pattie Overstreet-Miller (Media), 847-851-7351 www.careered.com